UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 12, 2005

THE COCA-COLA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia		30313
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) to the Current Report on Form 8-K of The Coca-Cola Company (the “Company”) filed on July 12, 2005 (the “Prior Form 8-K”) is being filed to correct certain errors in the Schedule of Reclassified Operating Segment Data (the “Schedule”) attached as Exhibit 99.1 to the Prior Form 8-K.  Two footnotes have also been added to the Items Impacting Comparability section of the Schedule.  The corrected and updated Schedule is attached as Exhibit 99.1 to this Form 8-K/A.  This Form 8-K/A amends, restates and supercedes the Prior Form 8-K in its entirety.

Item 8.01                                                                         Other Items

As previously announced, effective May 1, 2005, the Company made certain changes to its operating structure impacting its Europe, Eurasia and Middle East operating segment and its Asia operating segment.  The Company has replaced these operating segments with three new operating segments, the European Union segment, the North Asia, Eurasia and Middle East segment, and the East, South Asia and Pacific Rim segment.  The European Union segment includes the Company’s operations in all of the current member states of the European Union as well as the European Free Trade Association countries. The North Asia, Eurasia and Middle East segment includes the Company’s China, Japan, and Eurasia and Middle East Divisions, the markets of Russia, Ukraine and Belarus and other European countries not in the European Union segment. The East, South Asia and Pacific Rim segment includes the Company’s India, Philippines, Southeast and West Asia, and South Pacific and Korea Divisions.

Exhibit 99.1 attached hereto sets forth a schedule of unaudited reclassified operating segment data reflecting the revised operating segments.

Item 9.01(c).                                                        Exhibits

Exhibit 99.1                      Corrected and Updated Schedule of Reclassified Operating Segment Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: July 19, 2005	By:	/s/ Connie D. McDaniel
Connie D. McDaniel
Vice President & Controller

Exhibit Index

Exhibit No.

Exhibit 99.1	Corrected and Updated Schedule of Reclassified Operating Segment Data